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                                                                   Exhibit 99(j)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 5, 2000, relating to the financial statements and financial highlights appearing in the March 31, 2000 Annual Reports to Shareholders of BT Investment Lifecycle Long Range Fund, Asset Management Portfolio, BT Investment Lifecycle Mid Range Fund, Asset Management II Portfolio, BT Investment Lifecycle Short Range Fund and Asset Management III Portfolio, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Baltimore, Maryland
June 22, 2000